Exhibit 21.1

SUBSIDIARIES OF WORTHINGTON STEEL, INC.

The following is a list of the subsidiaries, direct and indirect, of Worthington Steel, Inc. as of July 30, 2026. The names of indirectly-owned subsidiaries are indented under the names of their respective immediate parents:

Subsidiaries	Place of Organization
Cleveland Pickling, Inc.	Delaware
WSMX Holdings, LLC (1)	Ohio
Worthington Steel Mexico, S.A. de C.V. (1)	Mexico
Tempel Steel Company, LLC	Illinois
T do B, LLC	Illinois
Tempel Canada Company	Canada
Tempel de Mexico, S. de R.L. de C.V.	Mexico
Temple HK Holding Co., Limited	Hong Kong
Tempel Changzhou Precision Metal Products Co. Ltd.	China
Tempel Precision Metal Products India Pvt. Ltd.	India
S.I.T.E.M. S.p.A. (2)	Italy
Decoup S.A.S.	France
Sitem Slovakia spol. s r.o.	Slovakia
Stanzwerk AG	Switzerland
Tempel Steel Europe GmbH	Germany
The Worthington Steel Company	Ohio
Worthington Steel Holding GmbH	Germany
Worthington Steel GmbH	Germany
Klöckner & Co SE (3)	Germany
ODS Metering Systems B.V.	Netherlands
ODS Belgium B.V. (4)	Belgium
ODS do Brasil Sistemas de Medicao Ltda.	Mexico
ODS Metering Systems Asia Pacific Pte. Ltd.	Singapore
ODS Middle East FZE	United Arab Emirates
ODS Saudi Co. LLC	Saudi Arabia
ODS for Maintenance	Saudi Arabia
Debrunner Koenig AG	Switzerland
Simfloc AG	Switzerland
PC-Tech S.A.	Switzerland
Müller Wüst AG	Switzerland
Debrunner Metallservice AG	Switzerland
Debrunner Bewetec AG	Switzerland
Debrunner Bewehrungstechnik AG	Switzerland
Debrunner Acifer AG	Switzerland
Klöckner USA Holding Inc.	Delaware
Kloeckner Metals Corporation	Delaware
Kloeckner Metals Service Centers de Mexico, S. de R.L. de C.V.	Mexico
Kloeckner Specialty Metals de Mexico, S. de R.L. de C.V.	Mexico
NMML Asia, Limited	Hong Kong
Kloeckner Metals P.R., Inc.	Delaware
California Steel and Tube, LLC	Delaware
Kloeckner Metals Relief Fund, Inc.	Delaware
International Machinery Sales, Inc.	South Carolina
Amerinox Processing, Inc.	New Jersey
Kloeckner Acquisitions, LLC	Delaware
Kloeckner Metals Germany GmbH	Germany
Ambo Stahl GmbH.	Germany
Klöckner Stahl und Metall Ges.m.b.H.	Austria
Becker Stahl-Service GmbH	Germany
Becker Aluminum-Service GmbH	Germany
Becker Stainless GmbH	Germany

Becker Stainless Center GmbH	Germany
Umformtechnik Stendal GmbH	Germany
Umformtechnik Stendal UTS s.r.o.	Slovakia
XOM Materials GmbH	Germany
Klöckner & Co Financial Services S.A.	Luxembourg
kloeckner.i GmbH	Germany
Klöckner & Co Center of Excellence GmbH	Germany
kloeckner.v GmbH	Germany
Paua Ventures Co-Invest 2 GmbH & Co. KG	Germany
HV Holtzbrinck Ventures Fund VIII GmbH & Co.	Germany
Unternehmertum VC Fonds III GmbH & Co. KG	Germany
SquareOne Fonds 2 GmbH & Co. KG	Germany
468 Capital GmbH & Co. KG	Germany
Target Global Growth Fund II, SCSp-RAIF	Luxembourg
BigRep GmbH	Germany
Keelvar System Ltd.	Ireland
Worthington Taylor, LLC	Michigan
Worthington Receivables Company, LLC	Delaware
Worthington Steel HQ, LLC	Ohio
The Worthington Steel Company, LLC	Ohio
Worthington Steel Rome, LLC	Ohio
Worthington Steel Services, LLC	Ohio
Worthington WSP, LLC	Michigan
WS Mexico Holdings, LLC (1)	Ohio
WS Escrow LLC	Delaware

Joint Ventures	Place of Organization
Serviacero Planos, S. de R.L. de C.V. (5)	Mexico
Spartan Steel Coating, L.L.C. (6)	Michigan
TWB Company, L.L.C. (7)	Michigan
Tailor Welded Blanks of Canada, Inc.	Canada
TWB of Ohio, Inc.	Ohio
TWB Industries, S.A. de C.V. (8)	Mexico
TWB de Mexico, S.A. de C.V. (8)	Mexico
Worthington Samuel Coil Processing LLC (9)	Ohio
Worthington Specialty Processing	Michigan
ProCoil Company, LLC	Delaware
Birs-Stahl AG (10)	Switzerland
Kloeckner Metalls Austria GmbH & Co KG (11)	Germany

(1)
Worthington Steel Mexico, S.A. de C.V. is a consolidated joint venture that is jointly owned by WSMX Holdings, LLC and WS Mexico Holdings, LLC.
(2)
Consolidated joint venture with 52% owned by Tempel Steel Company, LLC and remaining 48% by collection of private investors.
(3)
Worthington Steel GmbH owns approximately 62% of Klöckner & Co SE's total outstanding share capital.
(4)
The remaining 20% of the equity of ODS Belgium B.V. is owned by Wim Ponet (at 10%) and Filip Van Meel (at 10%).
(5)
Unconsolidated joint venture with 50% owned by Worthington Steel Mexico, S.A. de C.V. and 50% owned by Inverzer, S.A. de C.V.
(6)
Consolidated joint venture with 52% owned by Worthington WSP, LLC and 48% owned by Cleveland-Cliffs Steel Inc.
(7)
Consolidated joint venture with 55% owned by Worthington WSP, LLC and 45% owned by a subsidiary of Baosteel Tailored Blanks International GmbH.
(8)
Consolidated joint venture ownership with 99% owned by TWB Company, LLC and 1% owned by TWB of Ohio, Inc.
(9)
Consolidated joint venture with 63% owned by Cleveland Pickling, Inc. and 37% owned by Samuel Manu-Tech Pickling Inc.
(10)
50% of the equity of Birs-Stahl AG is owned by Debrunner Acifer AG and 50% is owned by Spaether AG.
(11)
51% of Kloeckner Metalls Austria GmbH & Co KG is owned by Klöckner Stahl und Metall Ges.m.b.H. and 24.5% is owned by Manfred J.C. Niemann Beteiligungs-GmbH and at 24.5% is owned by and Manfred J.C. Niemann Metallhandels-GmbH (at 24.5%). This is a joint venture partnership (limited partnership / KG) with Niemann.